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                                    EXHIBIT 21.1

                        SUBSIDIARIES OF DATA DIMENSIONS, INC.




                                                       Jurisdiction
                                                            of
                                                       Incorporation


Data Dimensions Ireland Limited                        Ireland

Data Dimensions (UK) Limited                           England

Data Dimensions Information Services, Inc.             California

Data Dimensions FSC, Inc.                              Guam

ST Labs, Inc.                                          Washington (1)



(1) ST Labs, Inc. was merged with Data Dimensions, Inc., effective February 1, 1999.